UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2021
 _________________________________
Hudson Pacific Properties, Inc.
Hudson Pacific Properties, L.P.
(Exact name of registrant as specified in its charter)

Hudson Pacific Properties, Inc.	Maryland	001-34789	27-1430478
	(State or other jurisdiction	(Commission	(IRS Employer
	of incorporation)	File Number)	Identification No.)

Hudson Pacific Properties, L.P.	Maryland	333-202799-01	80-0579682
	(State or other jurisdiction	(Commission	(IRS Employer
	of incorporation)	File Number)	Identification No.)

11601 Wilshire Blvd., Ninth Floor		90025
Los Angeles,	California
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable
(Former name or former address, if changed since last report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hudson Pacific Properties, Inc.	Common Stock, $0.01 par value	HPP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
    Hudson Pacific Properties, Inc.                                     ☐
    Hudson Pacific Properties, L.P.                                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
    Hudson Pacific Properties, Inc.                                     ☐
    Hudson Pacific Properties, L.P.                                     ☐

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc. (the “Company”), a Maryland corporation, and Hudson Pacific Properties, L.P. (the “Operating Partnership”), a Maryland limited partnership, of which the Company serves as the sole general partner.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2021, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the grant under the Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan (the “Plan”) to each of the Company’s named executive officers, Victor J. Coleman, Mark T. Lammas, Alex Vouvalides, Joshua A. Hatfield and Christopher J. Barton, as well as the Company’s Chief Financial Officer, Harout K. Diramerian (collectively, the “Executives”) of performance units of the Operating Partnership (such units, the “Performance Units”), as well as distribution rights. The Performance Units were granted effective January 25, 2021; the following is a brief description of the material terms and conditions of the Performance Units.
General Description of Performance Units
Performance Units may be issued to eligible participants for the performance of services to or for the benefit of the Operating Partnership. Performance Units that have not vested generally receive quarterly per-unit distributions equal to ten percent of the distributions made with respect to an equivalent number of common units in the Operating Partnership (“Common Units”), which equal the per-share distributions on the common stock of the Company (“Common Stock”).
Initially, Performance Units do not have full parity with Common Units with respect to liquidating distributions. If such parity is reached, vested Performance Units may be converted into an equal number of Common Units at any time thereafter, and, upon conversion, enjoy all the rights of Common Units. Common Units are redeemable for cash based on the fair market value of an equivalent number of shares of Common Stock, or, at the election of the Company, an equal number of shares of Common Stock, each subject to adjustment in the event of stock splits, specified extraordinary distributions or similar events.
A partner’s initial capital account balance is equal to the amount the partner paid (or contributed) to the Operating Partnership for its units and is subject to subsequent adjustments, including with respect to the partner’s share of income, gain or loss of the Operating Partnership. Because a holder of Performance Units generally will not pay for such units, the initial capital account balance attributable to such units will be zero. However, the Operating Partnership is required to allocate income, gain, loss and deduction to the partners’ capital accounts in accordance with the terms of the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as may be amended from time to time, the “Partnership Agreement”), subject to applicable Treasury Regulations. The Partnership Agreement provides that holders of Performance Units generally will receive special allocations of gain in the event of an actual sale or “hypothetical sale” of assets of the Operating Partnership ahead of the allocation of gain to the Company or other limited partners with respect to their Common Units. The amount of such allocation will, to the extent of any such gain, be equal to the difference between the capital account balance of a holder of Performance Units attributable to such units and the Company’s capital account balance attributable to an equivalent number of Common Units. If and when such gain allocation is fully made, a holder of Performance Units will have achieved full parity with holders of Common Units. To the extent that, upon an actual sale or a “hypothetical sale” of the Operating Partnership’s assets as described above, there is not sufficient gain to allocate to a holder’s capital account with respect to Performance Units, or if such actual sale or “hypothetical sale” does not occur, such units will not achieve parity with Common Units. In order to achieve full parity with Common Units, Performance Units must be fully vested and the holder’s capital account balance in respect of each such Performance Unit must be equal to the per-unit capital account balance with respect to the Common Units owned, directly and indirectly, by the Company.
The term “hypothetical sale” refers to circumstances that are not actual sales of the Operating Partnership’s assets but that require certain book adjustments to the value of the Operating Partnership’s assets and the partners’ capital account balances. Specifically, the Partnership Agreement provides that, from time to time, in accordance with applicable Treasury Regulations, the Operating Partnership will adjust the book value of its assets to equal their respective fair market values, and adjust the partners’ capital accounts, in accordance with the terms of the Partnership Agreement, as if the Operating Partnership sold its assets for an amount equal to their value. Times for making such adjustments generally include the liquidation of the Operating Partnership, the acquisition of an additional interest in the Operating Partnership by a new or existing partner in exchange for more than a de minimis capital contribution, the distribution by the Operating Partnership to a partner of more than a de minimis amount of partnership property as consideration for an interest in the Operating Partnership, or in connection with the grant of an interest in the Operating Partnership (other than a de minimis interest) as consideration for the performance of services to or for the benefit of the Operating Partnership (including the grant of a Performance Unit).
Performance Units
Vesting. A portion of each Performance Unit award is eligible to vest based on the achievement of our total shareholder return compared to the total shareholder return of the SNL U.S. REIT Office Index (the “Relative TSR Performance Units”) over a three-year performance period beginning January 1, 2021 and ending December 31, 2023 (the “performance period”) and the remaining portion of each Performance Unit award generally is eligible to vest based on the achievement of operational performance metrics (the “Operational Performance Units”) over a one-year performance period beginning January 1, 2021 and ending December 31, 2021.
The following table shows the dollar-denominated value of the Relative TSR Performance Units and the Operational Performance Units awarded to each Executive; the number of Performance Units actually granted will be determined by dividing the dollar-denominated value by the per share grant-date fair value of the applicable portion.

Name	Relative TSR Performance Units	Operational Performance Units
Victor J. Coleman	$2,000,000	$2,000,000
Mark T. Lammas	$800,000	$800,000
Alex Vouvalides	$750,000	$750,000
Christopher Barton	$250,000	$250,000
Joshua A. Hatfield	$375,000	$375,000
Harout Diramerian	$250,000	$250,000
A percentage of the Relative TSR Performance Units will vest based on the Company’s total shareholder return as compared to the total shareholder return of the SNL U.S. REIT Office Index achieved over the three-year performance period, as set forth in the following table:

Relative TSR Performance Vesting Percentage
“Below Threshold”	0%
“Threshold Level”	15%
“Target Level”	40%
“Maximum Level”	100%
If our relative total shareholder return falls between the “Threshold”, “Target” and “Maximum” levels, then the percentage that vests will be determined using straight-line interpolation between the applicable levels.
The operational performance metrics that apply to the Operational Performance Units, and their respective weightings, are as follows:

Operational Goal	Percentage of Operational Performance Units
Annual Net Debt to Annual Gross Asset Value	30%
Leasing Volume	30%
LEED Certification	10%
Fitwel Certification	10%
G&A to Consolidated Gross Assets	20%
With respect to each operational performance metric, the applicable portion of the Operational Performance Units is eligible to vest based on the achievement of performance goals at the “Threshold”, “Target” and “Maximum” levels, as follows:

Operational Performance Vesting Percentage
“Below Threshold”	0%
“Threshold Level”	25%
“Target Level”	50%
“Maximum Level”	100%
If performance with respect to an operational performance metric falls between the “Threshold”, “Target” and “Maximum” levels, then the percentage that is eligible to vest will be determined using straight-line interpolation between the applicable levels.
The number of Operational Performance Units that become eligible to vest based on the achievement of operational performance metrics may be adjusted downwards based on our achievement of absolute total shareholder return goals over the three-year performance period commencing January 1, 2021 and ending December 31, 2023, by applying the applicable vesting percentage as set forth in the following table:

Absolute TSR Performance Vesting Percentage
“Threshold Level”	60%
“Target Level”	80%
“Maximum Level”	100%
If our absolute total shareholder return falls between the “Threshold”, “Target” and “Maximum” levels, then the vesting percentage will be determined using straight-line interpolation between the applicable levels.
Certain Terminations of Employment; Change in Control.  If an Executive’s employment is terminated by the Company other than for “cause”, by the Executive for “good reason” or due to death or “disability” (each, as defined in the Executive’s employment agreement), or the performance period ends upon a change in control, then (i) the number of Relative TSR Performance Units that vest will equal the greater of (x) the 40% of the Relative TSR Performance Units and (y) the number of Relative TSR Performance Units that would vest based on actual achievement of relative total shareholder return performance through the qualifying termination and (ii) the number of Operational Performance Units that vest will equal the greater of (x) 50% of the Operational Performance Units and (y) the number of Operational Performance Units that would vest based on actual achievement of each operational performance goal through the qualifying termination and if a pro-rated TSR performance goal is achieved. Any Relative TSR Performance Units or Operational Performance Units that do not become fully vested will automatically be cancelled and forfeited as of the date of the qualifying termination without payment of any consideration therefor, and the Executive will have no further right to or interest in such Performance Units. Upon an Executive’s termination of employment for any other reason, any then-unvested Performance Units automatically will be cancelled and forfeited by the Executive.

In addition to these Performance Units, each award entitles its holder to a cash payment equal to the aggregate distributions that would have been paid during the three-year performance period on the total number of Performance Units that vest, had such Performance Units been vested throughout the performance period, but reduced by the aggregate amount of the distributions received during the performance period on the total number of Performance Units granted.
The foregoing description of the awards of the Performance Units is a summary only and does not describe all terms and conditions applicable to these awards. The description is subject to and qualified in its entirety by the terms of the form of Performance Unit Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 29, 2021	Hudson Pacific Properties, Inc.
		By:	/s/ Mark T. Lammas
Mark Lammas President

Hudson Pacific Properties, L.P.
		By:	Hudson Pacific Properties, Inc.
Its General Partner
		By:	/s/ Mark T. Lammas
Mark Lammas President